EXHIBIT 99.1

                               WESTWOOD ONE, INC.

                                  PRESS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                           CONTACT: ANDREW ZAREF
                                                           (212) 373-5311


                               WESTWOOD ONE, INC.
               REPORTS RECORD FIRST QUARTER 2004 OPERATING RESULTS
                                 REVENUES UP 3%
                             OPERATING INCOME UP 6%
                           NET INCOME PER SHARE UP 10%


     New York, NY -- April 28, 2004 -- Westwood One, Inc. (NYSE: WON) today reported record first quarter 2004 revenues, operating income, net income and net income per share.

     Net revenues for the first quarter of 2004 were a record $129.6 million compared with $125.8 million for the first quarter of 2003, an increase of approximately $3.8 million, or 3%. Revenues associated with both local and regional, and national clients increased.

     Operating income for the first quarter of 2004 was a record $31.0 million compared with $29.2 million in the first quarter of 2003, an increase of approximately $1.8 million, or 6%. The increase in operating income was primarily attributable to higher revenues, partially offset by additional programming and increased distribution costs.

     Net income for the first quarter of 2004 was a record $17.5 million compared with $16.9 million in the first quarter of 2003, an increase of $.6 million, or 4%. Net income per diluted share increased 10% to a record $.18 per share from $.16 per share in the first quarter of 2003.

     Shane Coppola,  President and Chief Executive Officer of Westwood One said:
"Westwood One's record first quarter operating results are indicative of the improvement we have seen, and continue to see, in the advertising marketplace." Mr. Coppola added, "we have made investments in additional programs and distribution over the last several quarters and we expect our Company to experience a benefit in revenues and operating income before depreciation and amortization."

     Income tax expense in the first quarter of 2004 was $10.6 million compared with $9.9 million in the comparable 2003 period, an increase of $.7 million, or 7%. The Company's effective income tax rate in the first quarter of 2004 was 37.6% compared with 36.9% in the comparable period of 2003. The increase in effective tax rate is attributable to changes in state tax laws.

     Weighted average shares outstanding in the first quarter of 2004 decreased approximately 5%. The decrease in weighted average shares outstanding was primarily attributable to the Company's stock repurchase program. In the first quarter of 2004, the Company repurchased approximately 2.1 million shares of its Common Stock for approximately $63.3 million.

     Andrew Zaref, Chief Financial Officer of Westwood One said: "Our record operating results, combined with our ability to generate significant cash flow, continue to enable us to reinvest and grow our business, while simultaneously repurchasing our common stock."

2004 Outlook
------------

     Westwood One reiterated its previously issued annual guidance to deliver revenue growth of mid-single digits, resulting in double digit growth in operating income before depreciation and amortization.

About Westwood One
------------------

     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,700 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------


     The following tables set forth the Company's Operating Income before Depreciation and Amortization for the three month periods ended March 31, 2004 and 2003. The Company defines "Operating Income before Depreciation and Amortization" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income taxes; Other (Income); Interest expense; and Depreciation and Amortization. While this non-Generally Accepted Accounting Principles ("GAAP") measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled Operating Income before Depreciation and Amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or Operating Cash Flow in prior disclosures.

     The Company uses Operating Income before Depreciation and Amortization, among other things, to evaluate the Company's operating performance, to value prospective acquisitions, to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     Since Operating Income before Depreciation and Amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating Income before Depreciation and Amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As Operating Income before Depreciation and Amortization excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission ("SEC"), the Company provides below a reconciliation of Operating Income before Depreciation and Amortization to net income the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(In millions)

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                     2004               2003
                                                     ----               ----
        Operating income before depreciation
          and amortization                          $ 34.1             $ 32.1
             Depreciation and amortization             3.1                2.9
                                                    ------             ------
        Operating Income                              31.0               29.2
             Interest Expense                          2.9                2.4
             Other (Income)                             -                  -
                                                    ------             ------

        Income before income taxes                    28.1               26.8
             Income Taxes                             10.6                9.9
                                                    ------             ------
        Net income                                  $ 17.5             $ 16.9
                                                    ======             ======

     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, repurchase its Common Stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company's ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(In millions)

     The following table presents a reconciliation of the Company's net cash flow provided by operating activities to free cash flow:

                                                                      Three Months Ended
                                                                           March 31,
                                                                      ------------------
                                                                      2004          2003
                                                                      ----          ----
    Net Cash Provided by Operating Activities                        $51.2         $54.7
    Plus (Minus)
    Changes in assets and liabilities
        Decrease in accounts receivable                              (19.2)        (18.8)
        Decrease in other assets                                      (2.6)         (4.6)
        Increase in accounts payable and
          accrued liabilities                                         (7.2)        (10.4)
    Deferred taxes and other adjustments to reconcile
         net income to net cash provided by operating activities      (1.5)         (1.2)
    Capital Expenditures                                              (1.0)         (1.0)
                                                                     ------        ------
    Free Cash Flow                                                   $19.7         $18.7
                                                                     ======        ======

WESTWOOD ONE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)



                                                            Three Months Ended
                                                                March 31,
                                                            ------------------
                                                             2004        2003
                                                             ----        ----
                                                               (Unaudited)

        REVENUES                                           $129,608    $125,795
                                                           --------    --------

        Operating Costs                                      93,496      92,052
        Depreciation and Amortization                         3,154       2,880
        Corporate General and Administrative Expenses         1,970       1,644
                                                           --------    --------
                                                             98,620      96,576
                                                           --------    --------
        OPERATING INCOME                                     30,988      29,219
        Interest Expense                                      2,917       2,451
        Other Income                                            (40)        (20)
                                                           --------    --------
        INCOME  BEFORE INCOME TAXES                          28,111      26,788
        INCOME TAXES                                         10,564       9,874
                                                           --------    --------

        NET INCOME                                          $17,547     $16,914
                                                           ========    ========

        NET INCOME  PER SHARE:
           BASIC                                             $ .18       $ .16
                                                           ========    ========
           DILUTED                                           $ .18       $ .16
                                                           ========    ========

        WEIGHTED AVERAGE SHARES OUTSTANDING:
           BASIC                                             98,003     103,063
                                                           ========    ========
           DILUTED                                          100,068     105,638
                                                           ========    ========

                               WESTWOOD ONE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                                        March 31,           December 31,
                                                                          2004                  2003
                                                                          ----                  ----
                                                                       (Unaudited)
                                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                          $   20,027          $    8,665
  Accounts receivable, net of allowance for doubtful accounts
     of $4,676 (2004) and $4,334 (2003)                                 116,499             135,720
  Prepaid and other assets                                               20,974              21,110
                                                                       --------            --------
        Total Current Assets                                            157,500             165,495
PROPERTY AND EQUIPMENT, NET                                              49,399              50,562
GOODWILL                                                                990,472             990,472
INTANGIBLE ASSETS, NET                                                    7,054               7,626
OTHER ASSETS                                                             41,909              47,879
                                                                       --------            --------
          TOTAL ASSETS                                               $1,246,334          $1,262,034
                                                                     ==========          ==========
                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                   $   26,301          $   27,949
  Accrued expenses and other liabilities                                 57,560              51,924
                                                                     ----------          ----------
        Total Current Liabilities                                        83,861              79,873
LONG-TERM DEBT                                                          316,533             300,366
DEFERRED INCOME TAXES                                                    37,902              36,902
OTHER LIABILITIES                                                         8,786               8,943
                                                                     ----------          ----------
          TOTAL LIABILITIES                                             447,082             426,084
                                                                     ----------          ----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred stock: authorized 10,000 shares, none outstanding             -                    -
  Common stock, $.01 par value: authorized,  261,715 shares;
    issued and outstanding, 97,449 (2004) and 99,057 (2003)                 974                 991
  Class B stock, $.01 par value: authorized,  3,000 shares:
    issued and outstanding, 704 (2004 and 2003)                               7                   7
  Additional paid-in capital                                            464,605             517,132
  Accumulated earnings                                                  336,567             319,020
                                                                     ----------          ----------
                                                                        802,153             837,150
  Less treasury stock, at cost;  100 (2004) and 35 (2003) shares         (2,901)             (1,200)
                                                                     ----------          ----------
          TOTAL SHAREHOLDERS' EQUITY                                    799,252             835,950
                                                                     ----------          ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $1,246,334          $1,262,034
                                                                     ==========          ==========
